Exhibit 99.2

Isoray To Announce Second Quarter Fiscal 2022

Financial Results on February 8, 2022

Conference Call is Tuesday, February 8, 2022 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, WASHINGTON – January 26, 2022 – Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy, today announced that it will host a conference call to discuss its financial results for the second quarter fiscal 2022 ended December 31, 2021 on Tuesday, February 8, 2022, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the second quarter fiscal year 2022 after the close of the U.S. stock markets on Tuesday, February 8, 2022.

To listen to the conference call, please dial (888) 506-0062. For callers outside the U.S., please dial (973) 528-0011.

The conference call will be simultaneously webcast and can be accessed at https://www.webcaster4.com/Webcast/Page/2199/44375 . The webcast will be available until May 8, 2022 following the conference call.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747

About Isoray

Isoray, Inc. is a medical technology company pioneering advanced treatment applications and devices to deliver targeted internal radiation treatments for cancers throughout the body. Isoray, Inc., through its subsidiary, Isoray Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Follow us on LinkedIn and Twitter.